Avantair, Inc. Announces Fiscal Third Quarter 2008 Financial Results

Revenues Up 51% Year-Over-Year

Company Reports a Double-Digit Percentage Increase in Fractional Shares Sold

CLEARWATER, Fla. -- May 14, 2008 -- Avantair, Inc. (OTCBB:AAIR) (OTCBB:AAIRU) (OTCBB:AAIRW), the only publicly traded stand-alone fractional operator and the sole provider of fractional shares in the Avanti P.180 aircraft, today announced financial results for its fiscal third quarter ended March 31, 2008.

Third Quarter Fiscal 2008 Results

•	Total revenues were $29.9 million, an approximate 51% increase over the prior year;
•	Both charter card and demonstration and other revenues increased 42% and 80%, respectively, over last year’s levels;
•	Fractional shares sold in the fiscal third quarter were 31.5 versus 28 at the end of the third quarter of fiscal 2007;
•	Revenue from maintenance and management fees increased approximately 49% year-over-year; and
•	Net loss decreased to $5.4 million from $7.4 million year-over-year.

“We are pleased to report strong year-over-year increases in all our revenue streams, led by the more than 50% increase in fractional share revenue and nearly 50% increase in maintenance and management fee revenue,” commented Mr. Steven Santo, CEO of Avantair. “We are uniquely positioned to take advantage of the market for fractional aircraft ownership and we are more focused than ever on driving our business to capture greater market share from our competitors and reaching the critical mass needed to achieve profitability. Our sales are trending in a positive direction, which is a direct result of the shift in the way we market our product and the positive response consumers are having to our value proposition.”

Third Quarter Fiscal 2008 Financial Results

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Avantair, Inc.

Total revenues for the third quarter of fiscal 2008 increased approximately 51% to $29.9 million, from $19.9 million in the third quarter of fiscal 2007.

Revenues from fractional aircraft shares sold were $11.2 million versus $7.4 million, an increase of 51%, primarily due to a 36% increase in the number of fractional shares sold to 624.5 through March 31, 2008 from 458.0 at March 31, 2007. According to generally accepted accounting principles (“GAAP”), fractional aircraft sale revenues and the associated costs of fractional aircraft shares are amortized over 60 months.

Revenues from maintenance and management fees were $15.0 million, an increase of 49%, primarily reflecting the aforementioned 36% increase in aircraft shares sold. Monthly management fees increased to $9,400 during the third quarter of fiscal 2008 from $8,900 in the year-ago period.

Charter card revenue was $1.9 million, up 42% from approximately $1.4 million for the three months ended March 31, 2008, and March 31, 2007, respectively. This reflects an increase in hours flown by customers using our card program. According to GAAP, charter card revenue is recognized based on when the Cardholder uses the hours purchased.

Demonstration and other revenues, which consist of charges for demonstration flights, fees for remarketing of used aircraft shares, and rent and fuel sales from the Company’s FBO operations, increased approximately 80% to $1.8 million for the quarter from $1.0 million in the year-ago period.

The cost of flight operations, along with the cost of fuel, increased 30% to $18.1 million for the third quarter of fiscal 2008 from $13.9 million for the same year-ago period, primarily due to an increase of $2.3 million in fuel prices and flight fees, which includes landing fees, airport fees and ground transportation fees, borne by Avantair for repositioning flights, demonstration flights and pilot training flights, an increase of $1.6 million in pilot expenses, including salaries and related pilot expenses, hotel expenses, pilot airfare and living expenses due to the increase in the fleet size which requires an increase of four pilots per aircraft and an increase of $0.6 million in maintenance expenses, comprised primarily of an increase in parts expense and maintenance insurance coverage due to an increase in fleet size.

G&A expenses for the quarter increased to $5.5 million from $4.1 million for the same period last year, primarily due to an increase of $0.5 million in expenses related to fixed-based operations in Clearwater, Florida and Camarillo, California, an increase in legal, accounting and other costs related to being a public company and increases in other costs related to the increase in fleet size and customer base, including training, systems and personnel costs.

Depreciation and amortization expenses were $1.1 million for the three months ended March 31, 2008 compared to $0.3 million for the same period last year, primarily due to two aircraft being reclassified from available for sale to fixed assets during the fourth quarter of fiscal year 2007. Depreciation expense for the entire year on those assets was booked in the fourth quarter of fiscal year 2007, which was when management made the decision to retain the aircraft for internal use.

Selling expenses remained relatively flat for the three months ended March 31, 2008.

Loss from operations was $5.2 million for the three months ended March 31, 2008, a decrease of 19% from $6.3 million for the three months ended March 31, 2007 for the reasons set forth above.

Avantair, Inc.

Mr. Santo continued, “The month over month net loss results starting from January and continuing into May are showing solid improvements, which further demonstrate the initiatives put in place to increase operating efficiency are having a positive effect on our business. With the addition of key senior executives combined with the implementation of software applications to better guide internal controls, we believe we are well positioned to leverage our existing business and continue to execute according to plan.”

Year to Date Fiscal 2008 Financial Results

For the nine months ended March 31, 2008, total revenues increased approximately 54% to $84.2 million, from $54.6 million for the first nine months of fiscal 2007.

Revenues from fractional aircraft shares sold increased approximately 44% to $31.6 million for the first nine months of fiscal 2008, versus $21.9 million last year. Revenues from maintenance and management fees increased approximately 54% to $42.1 million for the first nine months of fiscal 2008, from $27.3 million in the same year-ago period. Charter card revenue increased approximately 125% to $5.4 million for the first nine months of fiscal 2008, from $2.4 million in the prior year due to an increase of 75% in demonstration and other revenue to $4.9 million for the nine months ended March 31, 2008 from $2.8 million for the same period last year.

Charter card and demonstration revenue increased $3.3 million primarily due to an increase in hours flown, to 2,134.9 hours in the nine months ended March 31, 2008 from 1,429.4 hours in the nine months ended March 31, 2007.

The cost of fractional aircraft shares sold increased to $26.4 million for the nine months ended March 31, 2008 from $17.8 million for the same period last year, due to an increase of 36 % in the number of fractional shares sold to 624.5 fractional shares sold through March 31, 2008 from 458.0 fractional shares sold through March 31, 2007. The cost of flight operations, together with the cost of fuel increased 49% to $51.2 million for the nine months ended March 31, 2008 from $34.4 million for the nine months ended March 31, 2007, primarily due to:

•
an increase of $5.7 million in maintenance expenses, comprised primarily of an increase in parts expense and maintenance insurance coverage due to an increase in fleet size and the addition of engine reserves for engines not previously included in the insurance coverage;

•
an increase of $5.8 million in fuel prices and flight fees (which includes landing fees, airport fees and ground transportation fees) borne by Avantair for repositioning flights, demonstration flights and pilot training flights;

•
an increase of $5.6 million in pilot expenses , including salaries and related pilot expenses, hotel expenses, pilot airfare and living expenses due to the increase in the fleet size which requires an increase of four pilots per aircraft; and

•	a decrease of $0.4 million in other aircraft expenses.

General and administrative expenses increased to $14.9 million for the nine months ended March 31, 2008 from $13.9 million for the same period last year, primarily due to an increase in costs of fixed-based operations both in Clearwater, Florida and Camarillo, California, an increase in legal, accounting and other costs related to being a public company, and increases in other costs related to the increase in fleet size and customer base, including training, systems and personnel costs, partially offset by a decrease in compensation expense related to stock awarded to certain executives .

Avantair, Inc.

Selling expenses increased to $3.4 million for the nine months ended March 31, 2008 from $2.9 million for the same period last year primarily due to an increase in advertising expenses and sales salaries and selling bonus.

Loss from operations was $14.5 million for the nine months ended March 31, 2008, an increase of 6% from $15.4 million for the nine months ended March 31, 2007 for the reasons set forth above. Net loss decreased to $15.5 million for the nine months ended March 31, 2008 compared to a Net Loss of $17.8 million for the same period last year. The primary reason for the decrease in the net loss is the decrease in the loss from operations discussed above.

“As people continue to focus on value as a key consideration in the purchase of a fractional aircraft, we feel we are ideally positioned to take the lead as the lowest cost, most efficient and comfortable fractional provider. We are focused on continuing to capitalize on this market opportunity, while improving operating efficiencies to position Avantair for long-term profitability," Mr. Santo concluded.

Conference Call

Avantair will host a conference call to discuss financial results for its third quarter of fiscal 2008 and provide an update on business developments at 5:00 p.m. Eastern Time today. Investors may participate in the conference call by dialing 800-257-2101 (303-262-2050 for international callers). When prompted, ask for the “Avantair Inc. Fiscal Third Quarter 2008 Earnings Conference Call.” A telephonic replay of the conference call may be accessed approximately two hours after the call through May 21, 2008, by dialing 800-405-2236 (303-590-3000 for international callers). The replay access code is 11114397#.  The conference call will be simultaneously webcast and can be accessed by visiting the Investor section of our website at www.avantair.com. The webcast replay will be archived for twelve months.

About Avantair
Avantair, with operations in 5 states and approximately 300 employees, offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership. Headquartered in Clearwater, FL, the Company is the sole North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only stand-alone fractional operator. The Company currently manages a fleet of 47 Piaggio Avanti P.180 aircraft, with another 60 Piaggio Avanti IIs on order through 2013. For more information about Avantair, please visit: http://www.avantair.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

Avantair, Inc.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

- Financial Tables to Follow -

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
(Formerly Ardent Acquisition Corporation)
Condensed Consolidated Balance Sheets

ASSETS
	March 31,	June 30,
	2008	2007
	(unaudited)	(Notes 2 and 6)

CURRENT ASSETS
Cash and cash equivalents	$4,437,644	$12,577,468
Accounts receivable, net of allowance for doubtful accounts of
$199,979 at March 31, 2008 and $460,377 at June 30, 2007	5,594,532	5,087,491
Inventory	609,622	579,517
Current portion of aircraft costs related to fractional sales	38,436,412	31,895,085
Current portion of notes receivable	820,351	1,015,163
Prepaid expenses and other current assets	1,809,197	378,394

Total current assets	51,707,758	51,533,118

AIRCRAFT COSTS RELATED TO FRACTIONAL SHARE SALES- net of current portion	92,867,381	74,870,704

PROPERTY AND EQUIPMENT, at cost, net of accumulated
depreciation and amortization of $7,894,364 at March 31, 2008
and $5,654,306 at June 30, 2007	24,672,578	15,380,698

OTHER ASSETS
Cash - restricted	2,817,829	2,942,983
Deposits	12,465,110	9,904,054
Deferred maintenance agreement	2,513,040	2,691,539
Notes receivable- net of current portion	447,807	1,327,552
Goodwill	1,141,159	1,141,159
Other assets	1,200,359	698,453

Total other assets	20,585,304	18,705,740

Total assets	$189,833,021	$160,490,260

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
(Formerly Ardent Acquisition Corporation)
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	March 31,	June 30,
	2008	2007
	(unaudited)	(Notes 2 and 6)

CURRENT LIABILITIES
Accounts payable	$10,548,973	$5,765,189
Accrued liabilities	2,597,749	3,141,061
Customer deposits	765,193	612,500
Current portion of deferred revenue related to fractional aircraft share sales	45,718,190	38,058,547
Current portion of notes payable	11,336,172	4,412,288
Unearned management fee and charter card revenues	12,113,121	7,950,636

Total current liabilities	83,079,398	59,940,221

Notes payable, net of current portion	22,060,099	18,560,570
Deferred revenue related to fractional aircraft share sales, net of current portion	95,980,696	92,186,334
Other liabilities	2,350,388	1,762,159

Total long-term liabilities	120,391,183	112,509,063

Total liabilities	203,470,581	172,449,284

COMMITMENTS AND CONTINGENCIES

Preferred stock series A convertible, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,417,247	-
STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 15,220,817 shares issued and outstanding	1,522	1,522
Additional paid-in capital	45,574,614	46,124,857
Accumulated deficit	(73,630,943)	(58,085,403)

Total stockholders’ deficit	(28,054,807)	(11,959,024)

Total liabilities and stockholders’ deficit	$189,833,021	$160,490,260

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
(Formerly Ardent Acquisition Corporation)
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007

Revenues
Fractional aircraft sold	$11,183,245	$7,372,979	$31,633,495	$21,917,085
Maintenance and management fees	14,998,644	10,069,343	42,121,457	27,316,678
Charter card and demonstration revenue	2,814,706	2,005,996	7,756,892	4,463,234
FBO and other revenues	948,814	424,873	2,718,330	853,833

Total revenue	29,945,409	19,873,191	84,230,174	54,550,830

Operating expenses
Cost of fractional aircraft shares sold	9,404,328	6,969,076	26,373,438	17,753,561
Cost of flight operations	13,322,523	11,079,365	38,809,119	27,026,276
Cost of fuel	4,767,280	2,795,756	12,373,941	7,399,575
General and administrative expenses	5,499,457	4,032,745	14,852,400	14,164,081
Depreciation and amortization	1,132,865	303,102	2,878,978	669,201
Selling expenses	978,999	1,047,521	3,392,324	2,905,751
Total operating expenses	35,105,452	26,227,565	98,680,200	69,918,445

Loss from operations	(5,160,043)	(6,354,374)	(14,450,026)	(15,367,615)

Other income (expenses)
Interest income	83,316	117,740	418,169	271,836
Gain on sale of assets	341,370	-	341,370
Interest expense	(705,222)	(1,212,318)	(1,855,053)	(2,726,651)
Total other expenses	(280,536)	(1,094,578)	(1,095,514)	(2,454,815)

Net loss	(5,440,579)	(7,448,952)	(15,545,540)	(17,822,430)
Preferred stock dividend	(345,905)	-	(503,506)	-
Accretion of convertible preferred stock	(22,077)	-	(32,353)	-
Net loss attributed to common stockholders	$(5,808,561)	$(7,448,952)	$(16,081,399)	$(17,822,430)

Loss per common share:
Basic and diluted	$(0.36)	$(0.72)	$(1.02)	$(2.31)

Weighted-average common shares outstanding:
Basic and diluted	15,220,817	10,288,909	15,220,817	7,700,505

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARY
(Formerly Ardent Acquisition Corporation)
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2008
(unaudited)

	January 31,	February 29,	March 31,
	2008	2008	2008	Total

Total revenue	$10,105,546	$9,593,965	$10,245,899	$29,945,409

Operating expenses
Cost of fractional aircraft shares sold	3,143,834	3,006,472	3,254,022	9,404,328
Other operating expenses	9,084,963	8,474,731	8,141,431	25,701,125

Total operating expenses	12,228,797	11,481,203	11,395,452	35,105,452

Loss from operations	$(2,123,252)	$(1,887,238)	$(1,149,553)	$(5,160,043)

*Note: Includes a non-cash charge for vacation accruals.

Avantair, Inc.

Contact:

Avantair, Inc.	The Piacente Group
Richard Pytak, Chief Financial Officer	Lesley Snyder
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	lesley@thepiacentegroup.com

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